Exhibit 99.1
PFSweb Reports Record Second Quarter 2020 Results

- Strong eCommerce Demand and Fulfillment Volumes Drive Record Q2 Results -

Allen, TX – August 7, 2020 – PFSweb, Inc. (NASDAQ: PFSW), a global commerce services company, is reporting results for the second quarter ended June 30, 2020.

Q2 2020 Highlights vs. Q2 2019
•Total revenues increased 20% to $82.4 million.
•Service fee equivalent (SFE) revenue (a non-GAAP measure defined and reconciled below) increased 23% to $62.3 million.
•Service fee gross margin was 34.2% compared to 34.8%.
•Net loss remained flat at $1.0 million or $(0.05) per share.
•Adjusted EBITDA (a non-GAAP measure defined and reconciled below) more than doubled to $7.2 million compared to $3.4 million.

Management Commentary

“Our business continues to benefit from heightened eCommerce demand in this new COVID-19 environment,” said Mike Willoughby, CEO of PFSweb. “We had a record second quarter for PFS fulfillment volumes, SFE revenue and adjusted EBITDA, and the growth was spread across our client portfolio as most of our core verticals experienced strong momentum, including health & beauty, jewelry, activewear and consumer-packaged goods. More specifically, we witnessed peak levels of consumer demand through online channels in April when stay-at-home mandates were implemented across the country, and we continued to see strong demand even as various economies re-opened in May and June.

“We recently published research on rapidly evolving consumer behavior including adoption of curb-side delivery as an extension of ‘buy online, pick up in store’ and the emergence of a new online conscious consumer. These trends intersect strategically with our PFS product strategy for RetailConnect and CloudPick, as well as LiveArea’s productized offerings including the innovative ‘Scan and Go’ prototype we have developed in collaboration with one of our clients to provide fast, efficient and safe shopping experiences.

“In PFS, we have continued to serve as a vital partner to our clients as we help them navigate this dynamic environment. We increased personnel in our distribution centers, and added at-home personnel and new technology solutions to our virtual contact center environment to better align with the holiday-like volumes. We also experienced our strongest level of Mother’s Day related fulfillment volumes in company history as an increased number of consumers shopped online for their gifts. We believe this is a likely indication of what to expect for the Q4 holiday season, as many analysts predict this will be the strongest digital holiday of all time.

“In LiveArea, as we previously communicated, we experienced a few project delays and lower bookings early in the quarter due to COVID-19 related uncertainties. However, we exited June with a very robust pipeline of prospects looking to enhance their digital capabilities in response to recent online shopping trends resulting from COVID-19. We still have work to do to convert these prospective engagements in order to continue the strong LiveArea performance into the back half of the year and build up our project and engagement backlog as we look ahead to 2021.

“Given the record level of activity in PFS and strong LiveArea backlog and pipeline, we are increasing our 2020 outlook and now expect consolidated SFE revenue growth to be between 9% to 12%, subject to the unknown effects of the pandemic. We also expect adjusted EBITDA margin expansion for the year driven by our improved revenue performance and continued cost focus, partially offset by incremental investments in both the PFS and LiveArea segments in preparation for the upcoming holiday season and 2021, as well as certain anticipated labor cost increases.

“Although we remain comfortable with our balance sheet, liquidity and client receivables, we will continue to monitor the effects of the pandemic on our clients’ operations and prudently manage our own costs and liquidity as a precautionary measure. The incremental investments we are making, including our recently announced new fulfillment center, are imperative in supporting our clients as we begin preparing for the expected record online holiday shopping season. Ensuring we have the necessary capacity and capabilities to support our clients during these unprecedented times will only strengthen our partnerships over the long term, as we anticipate eCommerce will remain a key, if not primary, fixture of consumer shopping long after the pandemic is gone.”

Second Quarter 2020 Financial Results
Total revenues in the second quarter of 2020 increased 20% to $82.4 million compared to $68.5 million in the same period of 2019. Service fee revenue in the second quarter increased 23% to $62.0 million compared to $50.3 million in the second quarter last year. Product revenue from the company’s last remaining client under this legacy business model was $5.9 million compared to $6.1 million in the same period of 2019.

SFE revenue in the second quarter increased 23% to $62.3 million compared to $50.7 million in the year-ago quarter. The increase was primarily driven by the benefit of higher fulfillment activity in PFS.

Service fee gross margin in the second quarter of 2020 was 34.2% compared to 34.8% in the same period of 2019. The slight decrease was primarily due to revenue mix. Gross margins for both segments continued to be within the guidance range of 25% to 30% for the PFS segment and 40% to 50% for the LiveArea segment.

Net loss in the second quarter of 2020 remained flat at $1.0 million or $(0.05) per share compared to the same period of 2019.

Adjusted EBITDA in the second quarter increased significantly to $7.2 million compared to $3.4 million in the year-ago quarter. As a percentage of SFE revenue, adjusted EBITDA margin increased 480 basis points to 11.6% compared to 6.8%. The increase was primarily due to strong growth in SFE revenue and operating leverage.

Non-GAAP net income (a non-GAAP measure defined and reconciled below) increased significantly to $4.5 million in the second quarter of 2020 compared to $0.4 million in the second quarter of 2019.

At June 30, 2020, net debt (a non-GAAP measure defined and reconciled below as total debt, excluding operating lease liabilities, less cash and cash equivalents) was $31.0 million compared to $25.4 million at December 31, 2019. The expected increase was primarily due to a change in the credit card collection program for one of the company’s PFS clients.

Cash and cash equivalents at June 30, 2020 totaled $9.7 million compared to $12.4 million at December 31, 2019, and total debt was $40.6 million compared to $37.8 million at the end of last year.

2020 Outlook
In light of heightened demand in the company’s PFS segment and the robust LiveArea backlog and pipeline, PFSweb has increased its expectations for consolidated SFE revenue growth to be between 9% to 12% compared to 2019 (previously expected mid-to-high single digit growth), while continuing to expect growth for each of its business units in 2020. Coupled with an ongoing focus on costs, PFSweb also continues to expect to improve adjusted EBITDA margin in 2020.

COVID-19 Response
PFSweb maintains information related to its ongoing response to the COVID-19 crisis on its corporate website at www.pfsweb.com/covid-19-response/.

Conference Call
PFSweb will conduct a conference call today at 8:30 a.m. Eastern time to discuss its results for the second quarter ended June 30, 2020.

PFSweb management will host the conference call, followed by a question and answer period.

Date: Friday, August 7, 2020
Time: 8:30 a.m. Eastern time (7:30 a.m. Central time)
Toll-free dial-in number: (866) 220-4153
International dial-in number: (864) 663-5228
Conference ID: 9670505

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.pfsweb.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through August 21, 2020.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 9670505

About PFSweb, Inc.
PFSweb (NASDAQ: PFSW) is a global commerce services company that manages the online customer shopping experience on behalf of major branded manufacturers and retailers. Across two business units – LiveArea for strategy consulting, creative design, digital marketing, and web development services, and PFS for order fulfillment, contact center, payment processing/fraud management, and order management services – they provide solutions to a broad range of Fortune 500® companies and household brand names such as Procter & Gamble, L’Oréal USA, ASICS, PANDORA, Ralph Lauren, Shiseido Americas, the United States Mint, and many more. PFSweb enables these brands to provide a more convenient and brand-centric online shopping experience through both traditional and online business channels. The company is headquartered in Allen, TX with additional locations around the globe. For more information, please visit www.pfsweb.com.

Non-GAAP Financial Measures
This news release contains certain non-GAAP measures, including non-GAAP net income (loss), net debt, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and service fee equivalent revenue.

Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs), amortization of acquisition-related intangible assets and deferred tax expense for goodwill amortization.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, as well as acquisition-related, restructuring, and other costs (including certain client related bankruptcy costs).

Service fee equivalent revenue represents service fee revenue plus the gross profit earned on product revenue and does not alter existing revenue recognition.

Non-GAAP net income (loss), EBITDA, adjusted EBITDA and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, acquisition-related, restructuring and other costs (including certain client related bankruptcy costs), amortization of acquisition-related intangible assets, and deferred tax expense for goodwill amortization, and EBITDA and adjusted EBITDA further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

Net debt represents total debt, excluding operating lease liabilities, less cash and cash equivalents.

PFS believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward-Looking Statements
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “potential,” “project,” “seek,” “strive,” “predict,” “continue,” “target,” and “estimate” and other similar expressions. These forward-looking statements involve risks and uncertainties and may include assumptions as to how we may perform in the future, including the impact of the COVID-19 pandemic on our business, results of operations and global economic conditions. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee these expectations will actually be achieved. PFS' Annual Report on Form 10-K, as amended, for the year ended December 31, 2019 and any subsequent amendments or quarterly reports on Form 10-Q identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the periodic reports of the company and the Risk Factors described therein. PFS undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Company Contact:
Michael C. Willoughby
Chief Executive Officer
Or
Thomas J. Madden
Chief Financial Officer
1-972-881-2900

Investor Relations:
Sean Mansouri, CFA or Scott Liolios
Gateway Investor Relations
1-949-574-3860
PFSW@gatewayir.com

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
REVENUES:				
Service fee revenue	$ 61,996	$ 50,331	$ 116,294	$ 101,769
Product revenue, net	5,915	6,138	13,447	13,638
Pass-through revenue	14,524	12,041	29,393	25,253
Total revenues	82,435	68,510	159,134	140,660
COSTS OF REVENUES:				
Cost of service fee revenue	40,765	32,809	75,481	66,767
Cost of product revenue	5,590	5,791	12,713	12,868
Cost of pass-through revenue	14,524	12,041	29,393	25,253
Total costs of revenues	60,879	50,641	117,587	104,888
Gross profit	21,556	17,869	41,547	35,772
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	21,541	18,096	40,911	36,443
Income (loss) from operations	15	(227)	636	(671)
INTEREST EXPENSE, NET	375	448	788	959
Income (loss) before income taxes	(360)	(675)	(152)	(1,630)
INCOME TAX EXPENSE	627	300	1,066	509
NET LOSS	(987)	(975)	(1,218)	(2,139)
NON-GAAP NET INCOME	$ 4,531	$ 442	$ 5,608	$ 620
NET LOSS PER SHARE:				
Basic	$ (0.05)	$ (0.05)	$ (0.06)	$ (0.11)
Diluted	$ (0.05)	$ (0.05)	$ (0.06)	$ (0.11)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:				
Basic	19,800	19,444	19,739	19,465
Diluted	19,800	19,444	19,739	19,465
EBITDA	$ 1,979	$ 2,326	$ 4,885	$ 4,597
ADJUSTED EBITDA	$ 7,245	$ 3,446	$ 11,202	$ 6,763

PFSweb, Inc. and Subsidiaries

Unaudited Reconciliation of Certain Non-GAAP Items to GAAP

(In Thousands)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
NET LOSS	$ (987)	$ (975)	$ (1,218)	$ (2,139)
Income tax expense	627	300	1,066	509
Interest expense, net	375	448	788	959
Depreciation and amortization	1,964	2,553	4,249	5,268
EBITDA	1,979	2,326	4,885	4,597
Stock-based compensation	5,154	679	5,699	1,330
Acquisition-related, restructuring and other costs	112	441	618	836
ADJUSTED EBITDA	$ 7,245	$ 3,446	$ 11,202	$ 6,763

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
NET LOSS	$ (987)	$ (975)	$ (1,218)	$ (2,139)
Stock-based compensation	5,154	679	5,699	1,330
Amortization of acquisition-related intangible assets	122	168	245	334
Acquisition-related, restructuring and other costs	112	441	618	836
Deferred tax expense - goodwill amortization	130	129	264	259
NON-GAAP NET INCOME	$ 4,531	$ 442	$ 5,608	$ 620

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
TOTAL REVENUES	$ 82,435	$ 68,510	$ 159,134	$ 140,660
Pass-through revenue	(14,524)	(12,041)	(29,393)	(25,253)
Cost of product revenue	(5,590)	(5,791)	(12,713)	(12,868)
SERVICE FEE EQUIVALENT REVENUE	$ 62,321	$ 50,678	$ 117,028	$ 102,539

PFSweb, Inc. and Subsidiaries

Unaudited Consolidated Segment Information
and Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

The segment financial data for the three and six months ended June 30, 2020 and 2019, reflect the financial performance for each of the segments based on the current financial presentation reviewed by the company's Chief Operating Decision Makers. The company is continuing to evaluate its segregation of costs among the business units, including an effort to further allocate certain Corporate costs into the two operating business units to enhance cost focus and responsibility.

	Three Months Ended June 30,		Six months ended June 30,	
	2020	2019	2020	2019
PFS Operations				
Revenues:				
Service fee revenue	$ 41,414	$ 31,700	$ 74,845	$ 64,754
Product revenue, net	5,915	6,138	13,447	13,638
Pass-through revenue	13,916	11,412	27,873	24,289
Total revenues	61,245	49,250	116,165	102,681
Costs of revenues:				
Cost of service fee revenue	29,434	22,755	52,739	46,675
Cost of product revenue	5,590	5,791	12,713	12,868
Cost of pass-through revenue	13,916	11,412	27,873	24,289
Total costs of revenues	48,940	39,958	93,325	83,832
Gross profit	12,305	9,292	22,840	18,849
Direct operating expenses	7,903	7,163	15,348	14,195
Direct contribution	4,402	2,129	7,492	4,654
Depreciation and amortization	1,421	1,981	3,195	4,033
Stock-based compensation	871	119	940	236
Acquisition-related, restructuring and other costs	97	23	737	487
ADJUSTED EBITDA	$ 6,791	$ 4,252	$ 12,364	$ 9,410
TOTAL REVENUES	$ 61,245	$ 49,250	$ 116,165	$ 102,681
Pass-through revenue	(13,916)	(11,412)	(27,873)	(24,289)
Cost of product revenue	(5,590)	(5,791)	(12,713)	(12,868)
SERVICE FEE EQUIVALENT REVENUE	$ 41,739	$ 32,047	$ 75,579	$ 65,524

PFSweb, Inc. and Subsidiaries
Unaudited Consolidated Segment Information
and Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands)

	Three Months Ended June 30,		Six months ended June 30,	
	2020	2019	2020	2019
LiveArea Professional Services				
Revenues:				
Service fee revenue	$ 20,582	$ 18,631	$ 41,449	$ 37,015
Pass-through revenue	608	629	1,520	964
Total revenues	21,190	19,260	42,969	37,979
Costs of revenues:				
Cost of service fee revenue	11,331	10,054	22,742	20,092
Cost of pass-through revenue	608	629	1,520	964
Total costs of revenues	11,939	10,683	24,262	21,056
Gross profit	9,251	8,577	18,707	16,923
Direct operating expenses	8,802	6,276	15,076	12,749
Direct contribution	449	2,301	3,631	4,174
Depreciation and amortization	206	284	429	615
Stock-based compensation	2,256	147	2,391	297
Acquisition-related, restructuring and other costs	5	25	6	58
ADJUSTED EBITDA	$ 2,916	$ 2,757	$ 6,457	$ 5,144
Corporate				
Selling, general and administrative expenses	$ (4,836)	$ (4,657)	$ (10,487)	$ (9,499)
Depreciation and amortization	337	288	625	620
EBITDA	(4,499)	(4,369)	(9,862)	(8,879)
Stock-based compensation	2,027	413	2,368	797
Acquisition-related, restructuring and other costs	10	393	(125)	291
ADJUSTED EBITDA	$ (2,462)	$ (3,563)	$ (7,619)	$ (7,791)